UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 15, 2014
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SYNNEX CORPORATION
(Exact name of registrant as specified in its charter)
  _______________________________

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California		94538
(Address of principal executive offices)		(Zip Code)
(510) 656-3333
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2014, the Compensation Committee of the Board of Directors of SYNNEX Corporation (“SYNNEX”) granted restricted stock units (“RSUs”) valued at $3,000,000 to Kevin M. Murai, SYNNEX’ President and Chief Executive Officer. A portion of the RSUs will vest upon the fourth and fifth anniversary of the grant date provided that (i) Mr. Murai remains in continuous employment by SYNNEX through the vesting dates. An additional portion of the RSUs will vest on the fourth and fifth anniversary of the grant date provided that (i) Mr. Murai remains in continuous employment by SYNNEX through the vesting dates and (ii) SYNNEX achieves on a cumulative basis certain EBITDA performance targets established by the Compensation Committee for each of the fiscal years ended November 30, 2014 through 2018. In the event of Mr. Murai’s death or disability prior to the fifth anniversary of the grant date, SYNNEX will transfer to Mr. Murai’s estate the number of shares that would have vested on an annual basis on or prior to his death or disability.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 19, 2014

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
Senior Vice President, General Counsel and
Corporate Secretary

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